Exhibit 10.18

Termination Agreement

Party A:	Bizhen Chen

ID Number:	359002197508241028
Address:	No.4 Block 1, Yupu Village, Baogai County, Shishi City, Fujian Province.

Party B:	Keyan Yan

ID Number:	340825197206111314
Address:	Room 408, Building 1, #4-52 West Yuanyang Road Shishi City Fujian Province.

Party C:	Roller Rome Limited

Legal Address:	Sea Meadow House, Blackburne Highway, Toad Town, Tortola, British
Virgin Islands.

This Termination Agreement is to terminate the agreement entered into by Party A, Party B and Party C on December 18, 2006 (the “Agreement”) whereby Party C shall have the right to acquire and enjoy all of the equity interests of Hongri (Fujian) Sporting Goods Co., Ltd. (“Hongri”).

Given that Hongri will be changed to a wholly foreign owned enterprise through the share restructuring, Party C agrees to waive all of the rights and interests under the Agreement, which will take effect from the date when Hongri obtains the business license as a wholly foreign owned enterprise.

This Termination Agreement shall be executed in three counterparts with each party holding one counterpart.

Date: January 31, 2011

Party A: Bizhen Chen
/s/ Bizhen Chen

Party B: Keyan Yan
/s/ Keyan Yan

Party C: Roller Rome Limited

Authorized Representative: /s/ Keyan Yan on behalf of Roller Rome Limited